                                 EXHIBIT 10(d)



                                   AGREEMENT
                                   ---------

   AGREEMENT made as of the 31/st/ day of December, 1999 by and among:

     Refac International Ltd., a Nevada corporation having executive offices at The Hudson River Pier, 115 River Road, Edgewater, New Jersey 07020-1099 (hereinafter referred to as "RIL");

     Refac, a Delaware corporation having executive offices at The Hudson River
          Pier, 115 River Road, Edgewater, New Jersey 07020-1099 (formerly known as Refac Technology Development Corporation and referred to herein as "Refac"); and

     Douglas M. Spranger, an individual residing at 142 East 37th Street, New
          York, New York 10016 (hereinafter referred to as "Spranger").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Spranger has been employed by RIL and Refac pursuant to the Employment Agreement (as hereinafter defined); and

     WHEREAS, Spranger has a 30% interest in certain contingent payments provided for in Section 6.12 of a Merger Agreement (as hereinafter defined); and

     WHEREAS, in connection with the Employment Agreement and the Merger Agreement, Refac has granted to Spranger options to acquire 45,000 shares of its common stock pursuant to a Stock Option Agreement (as hereinafter defined); and

     WHEREAS, the parties want to provide for (i) the termination of the Employment Agreement, (ii) the termination of the Stock Option Agreement, (iii) the sale, transfer and assignment by Spranger to Refac of his interest in such contingent payments, (iv) a release of restrictions on Spranger engaging in professional consulting services relating to control rooms and (v) sales representation services that Spranger may provide to Refac HumanFactors-ID:

     NOW, THEREFORE, in consideration of the premises and the respective agreements of the parties herein contained, the parties hereto, intending to be legally bound, agree as follows:

                          1.    Definition of Terms.
                                --------------------

     As used herein, the following terms shall have the following meanings:

     1.1  "Agreement" means this agreement.

     1.2 "Contingent Payment" means the 30% interest that Spranger holds in the contingent payments provided for in Section 6.12 of the Merger Agreement.

     1.3 "Employment Agreement" means the Employment Agreement between HFID (as defined below) and Spranger, dated November 25, 1997, as amended by Agreement, dated as of January 1, 1999.

     1.4 "HFID" means the product development business previously conducted by Human Factors Industrial Design, Inc. (which corporation was merged into RIL as of December 31, 1998) and which is currently being conducted by RIL under the name Refac HumanFactors-ID.

     1.5 "Merger Agreement" means the Agreement and Plan of Merger by and among Refac, HFID Acquisition Corporation, Human Factors Industrial Design, Inc., and the principal stockholders of Human Factors Industrial Design, Inc., dated as of November 25, 1997.

     1.6 "Stock Option Agreement" means the Stock Option Agreement, dated November 25, 1997, and amended on March 18, 1998, between Refac and Spranger providing for the grant to Spranger of an option to acquire 45,000 shares of Refac's common stock.

                2.    Termination of the Employment Agreement.
                      ----------------------------------------

     The parties hereby agree that the Employment Agreement shall be deemed terminated as of December 31, 1999.

         3.  Resignation from the Board of Directors of Refac and RIL.
             ---------------------------------------------------------

     Simultaneously with the execution of this Agreement, Spranger resigns as an officer and director of RIL and Refac and as the Chairman of HFID.

               4.    Termination of the Stock Option Agreement.
                     ------------------------------------------

     Simultaneously with the execution of this Agreement, the Stock Option Agreement shall terminate and be of no further force and effect whatsoever and Spranger shall deliver to Refac any original executed copies of the Stock Option Agreement (including the amendment thereto) in his possession to Refac.


                  5.    Purchase of the Contingent Interest.
                        ------------------------------------

     5.1 Spranger hereby represents and warrants to Refac that he has not sold, transferred or assigned all or any part of his interest in the Contingent Payment and has not granted any security interest or encumbered same in any manner whatsoever.

     5.2 Spranger hereby sells, transfers and assigns all of his right, title and interest in and to the Contingent Payment to Refac in consideration of the sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00), the receipt of which Spranger hereby acknowledges.



                    6.    Control Room Consulting Services
                          --------------------------------

     6.1 Refac and RIL hereby agree to release Spranger from any and all restrictions in the Merger Agreement and Employment Agreement that prohibit Spranger from soliciting or performing professional consulting services relating to the design of control rooms including, but not limited to, the Bapco project.

     6.2 During the period commencing January 1, 2000 and ending December 31, 2001, HFID agrees to support any project that Spranger undertakes to design control rooms by providing staffing, if available and requested by Spranger, to work on the project. In such event, HFID shall bill Spranger for its staff time at HFID's regular hourly rates in effect at the time the services are rendered.

     6.3 In consideration for the release of the restrictive covenants regarding the design of control rooms, Spranger agrees to pay HFID 25% of the amount that he, directly or indirectly, charges clients for the time that he personally devotes to this activity in year 2000 up to a maximum of $50,000. In year 2001, Spranger agrees to pay HFID 15% of the amount that he charges clients for the time that he personally devotes to this activity up to a maximum of $50,000. Thereafter, Refac and RIL would not have any interest in any control room design work performed by Spranger.

     6.4 As used in this Paragraph 6, the term "Spranger" shall include any entity in which Spranger owns a 25% or greater interest or which he controls, it being understood and agreed that Spranger personally guarantees the performance of any and all obligations such entity may have to HFID.

     6.5 During the period commencing January 1, 2000 and ending December 31, 2001, HFID agrees that it will not undertake any projects to design control rooms and agrees to refer any inquiries from prospective or past clients regarding such services to Spranger.

     6.6 During the period commencing January 1, 2000 and ending December 31, 2001, Spranger agrees that he will refer to HFID, without compensation, all non-control room project inquiries from any company that was an HFID client during the period commencing January 1, 1995 and ending December 31, 1999.

     6.7 HFID agrees that Spranger shall take possession of the original historical control room materials for his free and unencumbered use. Spranger agrees to provide HFID with an itemized list of all of such original historical control room materials. He further agrees that at any time and/or from time to time to give access to such materials to HFID and to permit HFID to make copies of all or part of such materials. This covenant shall continue during the five
(5) year period ending December 31, 2004.

     6.8 During the period commencing January 1, 2000 and terminating December 31, 2000, Refac shall make available to Spranger, without charge, an office at its corporate headquarters in Edgewater, New Jersey for his use in performing the services contemplated by this Paragraph 6 and the sales representation services provided for in Paragraph 7 hereof.

                      7.    Sales Representative Services.
                            ------------------------------

     7.1 RIL hereby retains Spranger as an independent sales representative for HFID on the following terms and conditions:

      7.1.1  Period.   The agency shall commence on the date hereof and shall be
             -------
             terminable at any time and for any reason by RIL.

       7.1.2 Compensation.  Should Spranger introduce HFID to a prospective
             ------------
             client that has not been an active HFID client during the period commencing January 1, 1995 and ending December 31, 1999 and which has not been specifically identified by HFID as a targeted prospect, HFID will pay Spranger a 7 1/2% commission on the first $100,000 of collected project fees and 5% of such collected project fees in excess of $100,000. Such commission will be payable within thirty (30) days after the end of the month in which the client makes payment to HFID.

             If any such client retains HFID for an additional project(s) within two (2) years from the commencement of the initial project, HFID shall also pay Spranger a 5% fee on such project(s). This right to compensation on additional projects shall continue even if RIL terminates this sales representation agency under Paragraph 7.1.1 above.

             All clients solicited by Spranger shall be subject to the fees and other terms and conditions established by HFID from time to time. Spranger understands and agrees that HFID shall not be obligated to accept any clients introduced by him and that HFID shall have the sole and absolute discretion to set credit limits, make adjustments, terms, allowances, and discounts, and to accept or reject any projects, as it may determine. Spranger shall not have any right or authority to create any obligation on behalf of HFID or to bind HFID in any manner.

       7.1.3 Expenses.  Spranger shall have the entire responsibility for and
             --------
             shall pay all costs and

              expenses of doing business in connection with his sales representation activities hereunder.

       7.1.4  Definition of Clients.  As used in this Paragraph 7, the term
              ---------------------
              "clients" shall mean the business entities for which HFID performed services but shall not include any of the individuals employed by such entities.

                    8.  Confidentiality, Non-Competition, etc.
                        --------------------------------------

     8.1 As used in this Paragraph 8, "Refac Companies" means Refac and all of its subsidiary companies and "Confidential Information" means any confidential or proprietary information relating to the identity of customers of any of the Refac Companies, the identity of representatives of customers with whom any of the Refac Companies has dealt, the kinds of services provided by the Refac Companies to customers, the manner in which such services are performed or offered to be performed, the service needs of actual or prospective customers, pricing information, information concerning the creation, acquisition or disposition of products and services, customer maintenance listings, computer software applications, research and development data, knowhow, personnel information, corporate finance information, and other proprietary information and trade secrets. Notwithstanding the above, Confidential Information shall not include any information that:

          (i) is generally available to the public without conducting a substantial search of published literature; or

          (ii) is subject to disclosure pursuant to any order or regulation of any governmental, regulatory or administrative agency or authority or court of judicial authority.

If a particular portion or aspect of Confidential Information becomes subject to either of the foregoing exceptions, all other portions or aspects of such information shall remain subject to this Paragraph 8.

     8.2 Spranger acknowledges that (i) during the course of his employment he has had, and will continue to have, access to and knowledge of Confidential Information, (ii) the disclosure of any such Confidential Information to existing or potential competitors of HFID would place HFID at a competitive disadvantage and would do damage, monetary or otherwise, to HFID's business, and (iii) the trade secret status of the Confidential Information and that the Confidential Information constitutes a protectable business interest of HFID. Accordingly, Spranger agrees as follows:

          (i) During the five (5) year period commencing January 1, 2000, he shall not, directly or indirectly, whether individually, as a director, stockholder, owner, partner, employee, principal or agent of any business, or in any other capacity, make known, disclose, furnish, make available or utilize any of the Confidential Information, other than in the proper performance of the duties as a sales representation and/or consultant hereunder.

          (ii) Within thirty (30) days after the execution of this Agreement, Spranger agrees to return to Refac all Confidential Information, including all photocopies, extracts and summaries thereof, and any such information stored electronically on tapes, computer disks or in any other manner that he does not deem necessary for the rendition of the sales representation services provided for herein. Upon the termination of the sales representation services, the Confidential Information then in his possession shall be returned to the Refac Companies.

     8.3 During the period that Spranger provides the sales representation services provided for herein and for a period of twenty-four (24) months thereafter, Spranger agrees that he will not, directly or indirectly, for his benefit or for the benefit of any other person, firm or entity, solicit the employment or services of, or hire, any person who was known to be employed by or was a known consultant to any of the Refac Companies during the course of his employment by HFID and sales representation services hereunder.

     8.4 The provisions of this Paragraph 8 are in addition to any other obligations that Spranger may have to Refac under or by reason of the Employment Agreement and/or the Merger Agreement for confidentiality or non-competition.

                               9.    Arbitration.
                                     ------------

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in New York, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The arbitrators, in their discretion, may direct that the successful party in any such arbitration shall be entitled to be reimbursed by the other party for reasonable attorneys' fees and expenses incurred in connection with such dispute or controversy.

                              10.  Miscellaneous.
                                   --------------

       10.1  Section headings.  Section headings contained in this Agreement
             -----------------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       10.2  Governing Law and Jurisdiction. This Agreement shall be governed by
             -------------------------------
and interpreted in accordance with the internal laws of the State of New York applicable to agreements entered into and to be performed wholly in New York, irrespective of such State's rules pertaining to conflicts of laws.

       10.3  Waiver.  No failure or delay by either party in exercising any
             -------
right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver by either party of any provision of this Agreement shall not be construed as a waiver of any other provision of this Agreement, nor shall such waiver operate as or be construed as a waiver of such provision respecting any future event or circumstance.

     10.4    Modification.  No modification of any provision hereof shall be
             -------------
effective unless in writing and signed by both of the parties to this Agreement.

     10.5    Severability.  In the event any provision of this Agreement (or
             -------------
portion thereof) is determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possibly consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

     10.6    Further Action.  The parties agree, upon the other party's request,
             ---------------
to execute any and all documents and do all acts necessary to carry out the terms of this Agreement.

     10.7    Entire Agreement.  This Agreement, including the Exhibits hereto,
             -----------------
sets forth the entire agreement and understanding between the parties with respect to the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements, negotiations, and understandings between the parties, both oral and written.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date written below.



                              Refac



                              By:     /s/ Robert L. Tuchman
                                      -----------------------
                                      Robert L. Tuchman
                              Title:  President & CEO

                              Date:   January 11, 2000
                                      -----------------------


                              Refac International, Ltd.
                              By:     /s/ Robert L. Tuchman
                                      -----------------------
                                      Robert L. Tuchman
                              Title:  President & CEO

                              Date:     January 11, 2000
                                      -----------------------


                                      /s/ Douglas M. Spranger
                                      -----------------------
                                      Douglas M. Spranger


                                      Date:  January 11, 2000
                                      -----------------------